Exhibit 99.1

Relmada Therapeutics Appoints CNS Therapeutic Expert Cedric O’Gorman MD as Chief Medical Officer

CORAL GABLES, Fla., January 9, 2023 /PRNewswire/ -- Relmada Therapeutics, Inc. (Nasdaq: RLMD), a late-stage biotechnology company addressing diseases of the central nervous system (CNS), today announced the appointment of Cedric O’Gorman MD as the Company’s Chief Medical Officer. Dr. O’Gorman will lead medical, clinical and regulatory functions in support of the Company’s late-stage REL-1017 development program.

Dr. O’Gorman brings to Relmada more than two decades of life sciences experience in clinical development, medical affairs and medical strategy, with significant expertise in the CNS therapeutics field. Most recently, he served as Chief Medical Officer at Alpha Cognition, where he led clinical development programs for the company’s Alzheimer’s disease targets. Prior to Alpha Cognition, he served as Senior Vice President, Clinical Development and Medical Affairs, at Axsome Therapeutics, where Dr. O’Gorman led clinical development programs for therapeutic indications, which included major depressive disorder (MDD), agitation associated with Alzheimer’s disease, narcolepsy and migraine. Prior to Axsome, he was Vice President of Medical Affairs at Intra-Cellular Therapies, and before that, Dr. O’Gorman was the U.S. Medical Lead for Psychiatry at Genentech/Roche. Prior to Genentech/Roche, he spent five years at Pfizer representing medical affairs on several branded neuroscience products for schizophrenia, bipolar disorder, and MDD.

“Dr. O’Gorman adds important depth to our management team given his extensive CNS medical and research experience, and his demonstrated leadership acumen,” stated Sergio Traversa, Relmada’s Chief Executive Officer. “Importantly, he has significant expertise that correlates directly with our ongoing REL-1017 development program, and successfully developed a recently approved antidepressant with a similar mechanism of action to our promising product candidate. As we approach key regulatory discussions with the U.S. Food and Drug Administration and consider additional potential clinical trials for REL-1017, we look forward to leveraging Dr. O’Gorman’s substantial clinical development and regulatory experience. We welcome his energy and insights as we continue to move forward with our late-stage REL-1017 program for MDD.”

“I am excited to be joining Relmada at this critical juncture and look forward to collaborating with the outstanding leadership team,” said Dr. O’Gorman. “Based on the promising data generated to date, which I have reviewed thoroughly, I am highly confident in the potential of REL-1017 to be an important, safe and effective new therapy for the treatment of MDD.”

Dr. O’Gorman received his medical degree from the National University of Ireland in Galway, trained at the Institute of Psychiatry in London, England, and earned his MBA from the New York University Stern School of Business.

About Relmada Therapeutics, Inc.

Relmada Therapeutics is a late-stage biotechnology company addressing diseases of the central nervous system (CNS), with focus on major depressive disorder (MDD). Relmada’s experienced and dedicated team is committed to making a difference in the lives of patients and their families. Relmada’s lead program, REL-1017, is a new chemical entity (NCE) and novel NMDA receptor (NMDAR) channel blocker that preferentially targets hyperactive channels while maintaining physiological glutamatergic neurotransmission. REL-1017 has entered late-stage development as an adjunctive treatment for MDD in adults. In addition, Relmada is advancing a clinical-stage program in neurodegenerative diseases based on psilocybin and select derivative molecules. Learn more at www.relmada.com .

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. This press release contains statements which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Any statement that is not historical in nature is a forward-looking statement and may be identified by the use of words and phrases such as “expects,” “anticipates,” “believes,” “will,” “will likely result,” “will continue,” “plans to,” “potential,” “promising,” and similar expressions. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including potential failure of REL-1017 trial results to demonstrate clinically significant evidence of efficacy and/or safety, failure of top-line results to accurately reflect the complete results of the trial, failure to obtain regulatory approval of REL-1017 for the treatment of major depressive disorder, and the other risk factors described under the heading “Risk Factors” set forth in the Company’s reports filed with the SEC from time to time. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Relmada undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Readers are cautioned that it is not possible to predict or identify all the risks, uncertainties and other factors that may affect future results and that the risks described herein should not be a complete list.

Investor Contact:

Tim McCarthy

LifeSci Advisors

tim@lifesciadvisors.com

Media Inquiries:

FischTank PR

relmada@fischtankpr.com